Exhibit 10.9

THIS JOINT OWNERSHIP AND LICENSE AGREEMENT (this “Agreement”), dated as of July 31, 2019 and effective as of the Effective Date (as defined below), is made and entered into by and between General Electric Company, a New York corporation (“GE”), on behalf of its Affiliates and divisions, and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“Company”), on behalf of itself and its Affiliates. GE and Company shall each be referred to herein individually as a “Party,” or collectively as the “Parties.”
WHEREAS, GE and its Affiliates, on the one hand, and Company and its Affiliates (and certain predecessors-in-interest to Company), on the other hand, jointly developed the Software identified on Exhibit A hereto (as further described below); and
WHEREAS, GE and Company now desire to define the terms and conditions with respect to (i) the Parties’ equal and undivided joint ownership of the aforementioned Software, and (ii) the Parties’ license rights with respect to certain other Software.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:
Article I
DEFINITIONS
Section 1.01     Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below:
(a)    “AAA” has the meaning set forth in Exhibit D.
(b)    “Additional Predix-Based Apps” means Company’s Software set forth on Exhibit B hereto (including all source code and object code comprising the same, and applicable documentation) as provided or required to be provided (including as to version) by Company to GE pursuant to the Transition Services Agreement.
(c)    “Affiliate” means, with respect to a Party, any individual, company, organization or other entity that, directly or indirectly, is controlled by, controls or is under common control with such Party by ownership, directly or indirectly, of more than fifty percent (50%) of the stock entitled to vote in the election of directors or, if there is no such stock, more than fifty percent (50%) of the ownership interest in such individual or entity. For the purposes of this Agreement, (i) references to GE’s “Affiliates” shall be deemed to exclude the Company Group and (ii) references to Company’s “Affiliates” shall be deemed to exclude GE and its Subsidiaries that are not within the Company Group.
(d)    “Agreement” has the meaning set forth in the Preamble.
(e)    “Co-Developed Software” means the Software set forth on Exhibit A hereto (including all source code and object code comprising the same, and applicable documentation, but excluding any Predix Software therein) as provided or required to be provided (including as to version) by GE to Company pursuant to the Transition Services Agreement. The Co-Developed

Software shall not include: (i) any code in any versions not provided or required to be provided by GE to Company under the Transition Service Agreement (but only to the extent such code is not also included or required to be included in the Software as provided or required to be provided by GE to Company under the Transition Services Agreement), (ii) any Improvements, or (iii) any Predix Software.
(f)    “Company” has the meaning set forth in the Preamble.
(g)    “Company Group” means Company and its Subsidiaries.
(h)    “Company Predix Apps” means (i) the Co-Developed Software and (ii) the Additional Predix-Based Apps.
(i)    “Confidential Information” means all source code and any confidential or proprietary documentation, in each case to the extent incorporated in any of the following (i) the Co-Developed Software (including any Predix Software to the extent incorporated in any of the Co-Developed Software), (ii) any Predix Software to the extent licensed under Section 2.02 but not incorporated in any of the Co-Developed Software, or (iii) the Licensed Company Software and Additional Predix-Based Apps. For clarity, for the purposes of this Agreement, (A) the Confidential Information covered by clause (i) shall be deemed the Confidential Information of both Parties (with each Party being both a Disclosing Party and a Receiving Party hereunder with respect to such Confidential Information), (B) the Confidential Information covered by clause (ii) shall be deemed the Confidential Information of GE, and (C) the Confidential Information covered by clause (iii) shall be deemed the Confidential Information of Company.
(j)    “Disclosing Party” has the meaning set forth in Section 5.01.
(k)    “Dispute” has the meaning set forth in Section 6.12.
(l)    “Effective Date” means immediately prior to the Trigger Date (as defined in the Stockholders Agreement). For the avoidance of doubt, unless and until the Trigger Date occurs, and except as expressly agreed by the Parties in a separate written document signed by both Parties, neither Party will have, nor be deemed to have had, any obligations under the terms of this Agreement.
(m)    “GE” has the meaning set forth in the Preamble.
(n)    “Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.
(o)    “Improvement” means any modification, extension, derivative work or improvement of any Intellectual Property made to the applicable Software after the last applicable date of provision or required provision of the Co-Developed Software, Additional Predix-Based Apps and the Licensed Company Software, as applicable, from one Party to the other Party under the Transition Services Agreement.

(p)    “Intellectual Property” means all of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), patent disclosures, industrial designs, all improvements thereto, and all United States and foreign patents, patent applications (including all patents issuing thereon), statutory invention registrations and invention disclosures, together with all continuation applications of all types, including reissuances, restorations, divisions, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, and all rights therein provided by international treaties or conventions; (ii) all United States and non-U.S. copyrightable works (including copyrights in Software), design rights, database rights, all copyrights and applications, registrations and renewals in connection therewith, whether registered or unregistered; (iii) trade secrets, know-how and information that is proprietary and confidential; and (iv) all mask works (as defined in 17 U.S.C. §901) and all applications, registrations and renewals in connection therewith. As used in this Agreement, the term “Intellectual Property” expressly excludes all United States and foreign trademarks, service marks, trade dress, logos, trade names, Internet domain names, moral rights, designs, slogans and corporate names and general intangibles of like nature, whether registered or unregistered, together with all translations, adaptations, derivations and combinations thereof and other identifiers of source and including all goodwill associated therewith and all rights therein provided by international treaties or conventions, common law rights, applications, registrations, pending registrations, applications to register, reissues, extensions of the foregoing and renewals in connection therewith.
(q)    “Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.
(r)    “Licensed Company Software” means the Software set forth on Exhibit C hereto (including all source code and object code comprising the same, and applicable documentation) as provided or required to be provided (including as to version) by Company to GE pursuant to the Transition Services Agreement. The Licensed Company Software shall not include: (i) any code in any versions not provided or required to be provided by Company to GE under the Transition Service Agreement (but only to the extent such code is not also included or required to be included in the Software as provided or required to be provided by Company to GE under the Transition Services Agreement), or (ii) any Improvements.
(s)    “Notice” has the meaning set forth in Exhibit D.
(t)    “Party” and “Parties” have the meanings set forth in the Preamble.
(u)    “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.
(v)    “Predix Software” means GE’s Predix platform Software (generally described on the date hereof at www.predix.io) as of the applicable date of provision or required provision of the Co-Developed Software, Additional Predix-Based Apps and the Licensed Company Software, as applicable, from one Party to the other Party under the Transition Services Agreement.
(w)    “Public Software” means any Software that contains, or is derived in any manner from, in whole or in part, any Software that is distributed as freeware, shareware, open source Software (e.g., Linux) or similar licensing or distribution models that (i) require the licensing or distribution of source code to any other Person, (ii) prohibit or limit the receipt of consideration in connection with sublicensing or distributing any Software, (iii) except as specifically permitted by applicable Law, allow any Person to decompile, disassemble or otherwise reverse-engineer any Software, or (iv) require the licensing of any Software to any other Person for the purpose of making derivative works. For the avoidance of doubt, “Public Software” includes, without limitation, Software licensed or distributed under any of the following licenses or distribution models (or licenses or distribution models similar thereto): (A) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (B) the Artistic License (e.g., PERL); (C) the Mozilla Public License; (D) the Netscape Public License; (E) the Sun Community Source License (SCSL); (F) the Sun Industry Standards Source License (SISSL); (G) the BSD License; (H) Red Hat Linux; (I) the Apache License; and (J) any other license or distribution model described by the Open Source Initiative as set forth on www.opensource.org.
(x)    “Receiving Party” has the meaning set forth in Section 5.01.
(y)    “Representatives” means, with respect to a Person, the Affiliates of such Person and the directors, officers, partners, employees, agents, consultants, contractors, advisors, legal counsel, accountants and other representatives of such Person and its Affiliates.
(z)    “Software” means computer software, programs and databases in any form or format, including compilations, tool sets, data compilers, higher level or “proprietary” language and macros, Internet web sites, web content and links, all versions, updates, corrections, enhancements, replacements and modifications thereof, and all documentation, flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying media and materials related thereto, whether in source code, object code or human readable form.
(aa)    “Stockholders Agreement” means that certain Stockholders Agreement entered into by GE and Baker Hughes, a GE company, dated as of July 3, 2017 (as amended, modified or supplemented from time to time in accordance with its terms).
(bb)    “Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
(cc)    “Transition Services Agreement” means that certain Transition Services Agreement dated as of the date hereof, between GE and Company (as amended, modified or supplemented from time to time in accordance with its terms).

Section 1.02     Interpretations. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement,” “hereof,” “herein,” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement and include exhibits or other attachments to this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
ARTICLE II
OWNERSHIP AND LICENSE RIGHTS
Section 2.01     Joint Ownership of the Co-Developed Software.
(a)    The Parties acknowledge and agree that, subject to the terms and conditions of this Agreement (including this Section 2.01), each Party has an equal and undivided ownership interest (without any duty to account) in the Co-Developed Software. To the extent such equal and undivided ownership interest does not vest in a Party, the other Party hereby irrevocably assigns (on behalf of itself and its Affiliates), and shall cause its Affiliates to irrevocably assign, an equal and undivided joint ownership interest (without any duty to account) in the Co-Developed Software to such first Party.
(b)    Neither Party shall have any obligation to account to the other Party or right to share in any consideration (including both monetary and non-monetary consideration) received by the other Party in connection with any permitted license or exploitation of such first Party’s rights in the Co-Developed Software, and each Party hereby waives any such obligation or right. As joint owners of the Co-Developed Software, each Party acknowledges and agrees that, to the extent a Party’s use of the Co-Developed Software is not restricted herein, (i) such Party shall have the right to exercise their equal and undivided ownership interest in such Party’s joint ownership interest in Co-Developed Software within any field of use but solely for internal use by such Party’s and its Affiliates’ employees, directors and officers (subject to clause (ii) of this paragraph) and (ii) such Party and its Affiliates may (A) provide an instance of its Co-Developed Software to a commercial hosting services provider (e.g., AWS) solely for hosting for such Party or any of its Affiliates, (B) permit customers or third party vendors or suppliers to access such Party’s or any of its Affiliates’ instance of the Co-Developed Software solely through such Party or any of its Affiliates (it being understood, for the avoidance of doubt, that such instance which is accessed may be hosted by a commercial hosting services provider in accordance with the foregoing clause (A)), and (C) permit third party service providers to provide products or services to such Party or any of its Affiliates with respect to the further development, enhancement, testing, maintenance or support of the Co-Developed Software; provided, however, as a condition to permitting any third party to exercise such rights pursuant to the foregoing clause (A), (B) (except with respect to customers) or (C), the applicable Party or its Affiliate, as applicable, will obtain a written agreement from such third party: (1) with confidentiality undertakings that are no less restrictive than those contained in this Agreement; and (2) that provides that such third party shall only use the Co-Developed Software solely for the benefit of such Party and its Affiliates and not for the independent use of any such third party. For the avoidance of doubt, references in this Section 2.01(b) to internal use by a Party’s Affiliates include use by any Person that becomes such Party’s Affiliate after the Effective Date (for so long as such Person remains an Affiliate of such Party).
Section 2.02     License to the Predix Software. GE hereby grants and agrees to grant, and shall cause its Affiliates to grant and agree to grant, to Company and its Affiliates a non-exclusive, non-transferable (except as provided in Section 6), perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license to use the Predix Software (including the Intellectual Property embodied thereby) included in, and solely as part of any Company Predix Apps (including any Improvements thereto made by or on behalf of Company or any of its Affiliates), subject to the same terms and conditions set forth in this Agreement that apply to the Co-Developed Software (except, for the avoidance of doubt, Section 2.01(a)). Neither Company, nor any of its Affiliates, shall, or shall authorize any third party to, use the Predix Software included in the Company Predix Apps to, or use the foregoing to attempt to, decompile, disassemble or otherwise reverse-engineer any other Software or products of GE or any of its Affiliates (including, for the avoidance of doubt, any Predix Software other than in the Company Predix Apps). For the avoidance of doubt, references to Company’s Affiliates in this Section 2.02 include any Person that becomes Company’s Affiliate after the Effective Date (for so long as such Person remains an Affiliate of Company).
Section 2.03     License to the Licensed Company Software and Additional Predix-Based Apps. Company hereby grants and agrees to grant, and shall cause its Affiliates to grant and agree to grant, to GE and its Affiliates a non-exclusive, non-transferable (except as provided in Section 6), perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license to use the Licensed Company Software (including the Intellectual Property embodied thereby) and, solely to the extent used by GE or any of its Affiliates as of the date hereof, the Additional Predix-Based Apps (including the Intellectual Property embodied thereby), in each case, subject to the same terms and conditions set forth in this Agreement that apply to the Co-Developed Software (except, for the avoidance of doubt, Section 2.01(a)). Neither GE, nor any of its Affiliates, shall, or shall authorize any third party to, use the Licensed Company Software or Additional Predix-Based Apps to, or use the foregoing to attempt to, decompile, disassemble or otherwise reverse-

engineer any other Software or products of Company or any of its Affiliates. For the avoidance of doubt, references to GE’s Affiliates in this Section 2.03 include any Persons that becomes GE’s Affiliate after the Effective Date (for so long as such Person remains an Affiliate of GE).
Section 2.04     Reference License to the Additional Predix-Based Apps. Company hereby grants and agrees to grant, and shall cause its Affiliates to grant and agree to grant, to GE and its Affiliates a non-exclusive, non-transferable (except as provided in Section 6), perpetual, irrevocable, royalty-free, fully paid-up, worldwide right and license to use the source code version of the Additional Predix-Based Apps which utilizes or incorporates Predix Software (including the Intellectual Property embodied thereby) solely for purposes of reference of the use of such Predix Software therein. Neither GE, nor any of its Affiliates, shall, or shall authorize any third party to, use any of the Additional Predix-Based Apps to, or use the foregoing to attempt to, decompile, disassemble or otherwise reverse-engineer any other Software or products of Company or any of its Affiliates. For the avoidance of doubt, references to GE’s Affiliates in this Section 2.04 include any Persons that becomes GE’s Affiliate after the Effective Date (for so long as such Person remains an Affiliate of GE).
Section 2.05     Improvements. As between the Parties, and unless otherwise agreed to in writing by the Parties, Improvements, and all Intellectual Property rights therein, shall be owned by the Party making such Improvement.
Section 2.06     Reservation of Rights. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties expressly acknowledge that, except as expressly set forth in Sections 2.02, 2.03 and 2.04, nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses.
Section 2.07     Access. For the avoidance of doubt, nothing in this Agreement shall be interpreted as requiring either Party (a) to transfer to the other Party or (b) to grant to the other Party access to, in each case of (a) and (b), technological embodiments (including Software) of, or know-how or Confidential Information related to, the Co-Developed Software, the Predix Software, the Additional Predix-Based Apps or the Licensed Company Software. Any transfer or grant of access by either Party to such technological embodiments, know-how and Confidential Information shall be made solely pursuant to the terms of the Transition Services Agreement or a separate written agreement between the Parties, and nothing in this Agreement is intended to limit or expand any Party’s access rights or obligations under the Transition Services Agreement.
ARTICLE III
COVENANTS
Section 3.01     Open Source. Neither Party shall use any Public Software in connection with the development of, incorporate any Public Software into, distribute any Public Software with or otherwise use the Public Software in connection with, in any case of the foregoing, the Co-Developed Software in a manner that (i) requires the licensing, disclosure or distribution of any source code of the Co-Developed Software (other than source code that is a part of such Public Software) or Intellectual Property in the Co-Developed Software or in any other Software or products of the other Party (except as permitted by a separate written agreement between the Parties or their respective Affiliates with respect to such other Software or products), in each case, to licensees or any other Person, (ii) prohibits or limits the receipt of consideration in connection with licensing, sublicensing or distributing the Co-Developed Software or any other Software or products of the other Party (except as permitted by a separate written agreement between the Parties or their respective Affiliates with respect to such other Software or products), (iii) except as specifically permitted by Law, allows any Person to decompile, disassemble or otherwise reverse-engineer the Co-Developed Software or any other Software or products of the other Party (except as permitted by a separate written agreement between the Parties or their respective Affiliates with respect to such other Software or products), or (iv) requires the licensing of the Co-Developed Software or any other Software or products of the other Party (except as permitted by a separate written agreement between the Parties or their respective Affiliates with respect to such other Software or products) to any other Person for the purpose of making derivative works.
Section 3.02     Prosecution and Maintenance. Neither Party shall file or prosecute applications to register Software, patents, copyrights (including in Software) and mask work rights based on the Intellectual Property embodied by the Co-Developed Software without the express written consent of the other Party. For the avoidance of doubt, this Section 3.02 shall apply only to the Intellectual Property embodied by the Co-Developed Software and shall not apply to any Intellectual Property embodied by any code that is excluded from the Co-Developed Software by the second sentence of the definition thereof.
Section 3.03     Further Assurances. The Parties shall, and shall cause their respective Affiliates to, execute and deliver such instruments, documents, and agreements and take such other actions as are necessary to memorialize or perfect the assignments of Intellectual Property provided for in this Agreement.
ARTICLE IV
TERM
Section 4.01     Term. This Agreement shall remain in full force and effect in perpetuity unless terminated by mutual written agreement of the Parties.
ARTICLE V
CONFIDENTIALITY
Section 5.01     Confidential Information. Except as set forth in Section 5.02, each Party (as the “Receiving Party”) shall keep all Confidential Information of the other Party (the “Disclosing Party”) confidential and shall not disclose any such Confidential Information to any third party without the prior written consent of the Disclosing Party, except, under obligations of confidentiality no less restrictive than those set forth herein, to the Receiving Party’s and its Affiliates’ (a) third party service providers, solely for the purposes permitted by Section 2.01(b)(ii)(A), Section 2.01(b)(ii)(B) (except with respect to customers) or Section 2.01(b)(ii)(C) (and subject to compliance with the proviso set forth at the end of Section 2.01(b)(ii)), (b) other Representatives who have a “need-to-know” such Confidential Information and are authorized to receive such Confidential Information pursuant to Article II, or (c) legal counsel, accountants, auditors or lenders solely for the purpose of providing the applicable professional services to the Receiving Party or its Affiliates. The Receiving Party shall exercise at least the same degree of care to safeguard the confidentiality of the Confidential Information of the Disclosing Party as it does to safeguard its other proprietary or confidential information of equal importance, but not less than a reasonable degree of care.
Section 5.02     Exclusions. The confidentiality obligations in this Article V shall not apply to any Confidential Information which:
(a)    is or becomes generally available to and known by the public (other than as a result of a non-permitted disclosure or other wrongful act or failure to act directly or indirectly by the Receiving Party or its Affiliates, or any Representatives acting on behalf of the Receiving Party or its Affiliates;
(b)    is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Affiliates; provided that (i) the Receiving Party has no knowledge that such source was at the time of disclosure to the Receiving Party bound by a confidentiality agreement with the Disclosing Party or its Affiliates or other obligation of secrecy which was breached by the disclosure, and (ii) this clause (b) shall not apply to any source code for the Co-Developed Software;
(c)    has been or is hereafter independently acquired or developed by the Receiving Party without reference to such Confidential Information and without otherwise violating any confidentiality agreement with or other obligation of secrecy to the Disclosing Party or its Affiliates; provided that this clause (c) shall not apply to any source code for the Co-Developed Software; or
(d)    is required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed by any Governmental Entity or pursuant to applicable Law; provided that the Receiving Party: (i) uses all reasonable efforts to provide the Disclosing Party with written notice of such request or demand as promptly as practicable under the circumstances so that the Disclosing Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy; (ii) furnishes only that portion of the Confidential Information which is in the opinion of the Receiving Party’s counsel legally required; and (iii) takes, and causes its Representatives to take, all other reasonable steps necessary to obtain confidential treatment for any such Confidential Information required to be furnished.
Section 5.03     Confidentiality Obligations. Each Party shall ensure, by instruction, contract or otherwise with its Representatives that such Representatives comply with the provisions of this Article V. Each Party shall indemnify and hold harmless the other Party and its Affiliates in the event of any breach by such first Party’s Representatives of this Article V. Each Party shall promptly notify the other Party in the event that the first Party learns of any unauthorized use or disclosure of such Confidential Information by it or its Representatives and shall promptly take all actions necessary to correct and prevent such use or disclosure.

ARTICLE VI
GENERAL PROVISIONS
Section 6.01     Assignment.
(a)    This Agreement shall not be assignable, in whole or in part, by any Party to any third party, including Affiliates of any Party, without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, this Agreement may be assigned by any Party as follows without obtaining the prior written consent of the other Party:
(i)    GE, in its sole discretion, may assign this Agreement, and any or all of its rights under this Agreement, and may delegate any or all of its duties under this Agreement to any Affiliate of GE at any time;
(ii)    Company, in its sole discretion, may assign this Agreement, and any or all of its rights under this Agreement, and may delegate any or all of its duties under this Agreement to any Affiliate of Company at any time; and
(iii)    Either Party may assign any or all of its rights or delegate any or all of its duties under this Agreement to: (1) an acquirer of all or substantially all of the equity or assets of the business of each Party to which this Agreement relates; (2) an acquirer of any portion of the business of such Party to which this Agreement relates; or (3) the surviving entity in any merger, consolidation, equity exchange, reorganization or other comparable transaction involving such Party; provided, that in the case of any assignment of this Agreement, in whole or in part, in connection with (1)-(3), such acquirer or surviving entity, as the case may be, executes an agreement in form and substance reasonably satisfactory to the other Party to be bound by the obligations of such Party, as applicable, under this Agreement and a copy of such assumption agreement is provided to such other Party in advance of any such assignment, or in the case of (3), the consummation of such transaction, as applicable.
(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their successors, legal representatives and permitted assigns. Notwithstanding the foregoing, each Party acknowledges and agrees that it shall not independently assign or otherwise transfer its rights under the Co-Developed Software except subject to the terms and conditions of this Agreement and subject to the recipient of such rights being bound by terms and conditions consistent with this Agreement and applicable to such Party.
Section 6.02     Representations and Warranties; Disclaimer of Warranties.
(a) Authority. Each Party represents and warrants that (i) it has full power and authority to enter into and perform this Agreement, and (ii) those persons signing this Agreement on behalf of such Party are duly authorized Representatives of such Party and properly empowered to execute this Agreement.

(b) Formation and Authority of Parties; Enforceability. Each Party represents and warrants that it is a corporation or a limited liability company, duly incorporated, formed or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each Party represents and warrants that it has the requisite corporate power to execute, deliver and perform its obligations under this Agreement. Each Party represents and warrants that it has the requisite corporate power to operate its business as now conducted and is duly qualified as a foreign corporation to do business, and to the extent legally applicable, is in good standing, in each jurisdiction in which the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement. Each Party represents and warrants that this Agreement has been executed and delivered and constitutes the legal, valid and binding obligations of either Party, enforceable against such Party in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.
(c) DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, BUT WITHOUT LIMITING OR EXPANDING ANYTHING UNDER THE TRANSITION SERVICES AGREEMENT OR THE REPRESENTATIONS AND WARRANTIES IN SECTIONS 6.02(a)-(c) ABOVE, THE CO-DEVELOPED SOFTWARE, AND ALL SOFTWARE LICENSED UNDER THIS AGREEMENT, IS FURNISHED “AS IS”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE OR THE VALIDITY OF ANY INTELLECTUAL PROPERTY THEREIN. WITHOUT LIMITING THE FOREGOING OR LIMITING OR EXPANDING ANYTHING IN THE TRANSITION SERVICES AGREEMENT, EXCEPT FOR CLAIMS ARISING FROM FRAUD, WILLFUL MISCONDUCT ON THE PART OF A PARTY OR A BREACH OF ARTICLE V BY A PARTY, NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER TO THE OTHER PARTY OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON SUCH OTHER PARTY OR ANY OTHER PERSON, INCLUDING ANY SUCH LIABILITY ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (I) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF ANY PRODUCTS OR THE PRACTICE OF THE CO-DEVELOPED SOFTWARE OR ANY SOFTWARE LICENSED UNDER THIS AGREEMENT; (II) THE USE OF OR ANY ERRORS OR OMISSIONS IN ANY SUCH CO-DEVELOPED SOFTWARE OR ANY SUCH SOFTWARE LICENSED UNDER THIS AGREEMENT; OR (III) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

Section 6.03     Consequential and Other Damages. WITHOUT LIMITING OR EXPANDING ANYTHING IN THE TRANSITION SERVICES AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (PROVIDED THAT ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM SHALL BE CONSIDERED DIRECT DAMAGES) OF THE OTHER PARTY ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING FROM BREACH OF CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE AND REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 6.04     Assumption of Risk. Without limiting or expanding anything in the Transition Services Agreement:
(a)    Company, on behalf of itself and its Affiliates, hereby assumes all risk and liability in connection with Company’s and its Affiliates’ use of the Co-Developed Software and the Additional Predix-Based Apps.
(b)    GE, on behalf of itself and its Affiliates, hereby assumes all risk and liability in connection with GE’s and its Affiliates’ use of the Co-Developed Software, the Licensed Company Software and the Additional Predix-Based Apps.
Section 6.05     Governing Law; Submission to Jurisdiction; Specific Performance.
(a)    This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York. The Parties consent specifically to the personal and exclusive jurisdiction of any state or federal court having subject matter jurisdiction in the County of New York, State of New York for any action or proceeding to enforce any award of the arbitrators pursuant to Section 6.12 or the provisions set forth in Section 6.12, and any action for injunctive relief, and irrevocably waive their right to contest venue in any such courts. Each of the Parties agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The successful Party in any action seeking enforcement of this Agreement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the other Party.
(b)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.
Section 6.06     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing or electronic mail and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by electronic delivery with receipt confirmed, delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.06):
If to GE and its Affiliates, to:
General Electric Company
33-41 Farnsworth Street
Boston, Massachusetts 02210

Attention:    Michael Buckner, Senior Executive Counsel, M&A
Telephone:    (617) 443-3030
Facsimile:    (617) 428-8402
Email:        michael.buckner@ge.com
If to Company to:
Baker Hughes, a GE company, LLC
17021 Aldine Westfield Road
Houston, Texas 77073
Attention:     William D. Marsh
Telephone:     (713) 879-1257
Facsimile:     (713) 439-8472
Email:     will.marsh@bhge.com
with a copy to (which copy will not constitute notice):
Baker Hughes, a GE company, LLC
14490 Yorktown Plaza Dr.
Houston, Texas 77040
Attention:     Al Riddle
Telephone:     (281) 231-3091
Email:     al.riddle@bhge.com
Section 6.07     Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
Section 6.08     Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.
Section 6.09     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their Affiliates, permitted sublicensees, successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 6.10     Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by the Parties to this Agreement. No waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.
Section 6.11     Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 6.12     Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, interpretation, breach or termination of any provision of this Agreement (“Dispute”) shall be resolved in accordance with Exhibit D.
Section 6.13     No Waiver. Failure by either Party at any time to enforce or require strict compliance with any provision of this Agreement shall not affect or impair that provision in any way or the rights of such Party to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision. The waiver of any term, condition or provision of this Agreement must be in writing and signed by an authorized representative of the waiving Party. Any such waiver shall not be construed as a waiver of any other term, condition or provision, nor as a waiver of any subsequent breach of the same term, condition or provision, except as provided in a signed writing.
Section 6.14     Relationship of the Parties. Nothing contained herein is intended or shall be deemed to make any Party the agent, employee, partner or joint venturer of the other Party or be deemed to provide such Party with the power or authority to act on behalf of the other Party or to bind the other Party to any contract, agreement or arrangement with any other individual or entity.

IN WITNESS WHEREOF, GE and Company have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.
GENERAL ELECTRIC COMPANY

By	/s/ John Godsman Name: John Godsman Title: Vice President

BAKER HUGHES, A GE COMPANY, LLC

By	/s/ Lee Whitley Name: Lee Whitley Title: Corporate Secretary

Signature Page to Joint Ownership Agreement